Exhibit 23.2



            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No.
33-26434), Form S-8 and S-3 (No. 33-30277), Form S-8 (No. 33-61682), Form S-8
(No. 33-61718), Form S-8 (No. 333-51494) and Form S-4 (No. 333-86018) of
Leucadia National Corporation of our report dated February 20, 2004, with respect to the consolidated financial statements of WilTel Communications Group, Inc. included in the Annual Report (Form 10-K) of Leucadia National Corporation for the year ended December 31, 2003.


                                                        /s/ Ernst & Young LLP

Tulsa, Oklahoma
January 7, 2005